UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2018

HEIDRICK & STRUGGLES INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25837	36-2681268
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

233 South Wacker Drive, Suite 4900, Chicago, IL	60606-6303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 496-1200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Completion of Acquisition or Disposition of Assets

On January 4, 2018, Heidrick & Struggles International, Inc. (the “Company”) completed its previously announced acquisition of all of the issued and outstanding shares of Amrop A/S, a private limited liability company registered in Denmark, pursuant to the terms of a Share Purchase Agreement (the “Share Purchase Agreement”) between Heidrick & Struggles, the Denmark branch of Heidrick & Struggles Ab, Sverige, (the “Buyer”), a wholly-owned subsidiary of the Company and Porma APS, a Denmark company (the “Seller”).

Under the terms of the Share Purchase Agreement, the Buyer paid the Seller DKK 24.3 million (USD $3.9 million) at closing, subject to certain adjustments, and expects to pay the Sellers DKK 28.0 million (USD $4.5 million) of additional cash consideration based on fee revenue generated by the business during the two-year period following the completion of the acquisition. Total aggregate consideration is estimated to be DKK 52.3 million (USD $8.4 million). However, the actual amount of additional cash consideration cannot be determined at this time. The Share Purchase Agreement also contains representations, warranties, covenants and termination rights of the parties customary for a transaction of this type. The transaction was financed with cash.

The foregoing summary of the Share Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Share Purchase Agreement, a copy of which is attached as Exhibit 2.1 to the Company’s current report on Form 8-K dated September 28, 2017.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On January 4, 2018, the Company entered into an Employment Agreement (the “Coar Agreement”) with Kamau Coar in connection with his appointment as General Counsel and Corporate Secretary effective as of February 1, 2018. Pursuant to the terms of the Coar Agreement, Mr. Coar will receive: (i) an annual base salary of $260,000 per year; (ii) an annual cash bonus target opportunity equal to 50 percent of his base salary, subject to the attainment of certain performance goals established annually by the Board’s Human Resources and Compensation Committee (the “HRCC”); and (iii) an annual long-term incentive equity award target opportunity equal to 70 percent of his base salary, subject to the attainment of certain performance goals established by the HRCC. Mr. Coar will participate in the Company’s (i) Management Incentive Plan at the Tier I level; (ii) Change in Control Severance Plan; (iii) Management Severance Pay Plan at the Tier I level; (iv) equity programs; and (v) vacation and benefit plans at the same level as other senior executives. The Coar Agreement is effective as of February 1, 2018 and also contains customary restrictive covenants in favor of the Company. A copy of Mr. Coar’s Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference. Full descriptions of the Company’s benefit and compensation plans are contained in the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on April 26, 2017 and is incorporated herein by reference.

On December 5, 2017, the Company announced the appointment of Andrew LeSueur as Managing Partner – Heidrick Consulting. On January 9, 2018, the Company entered into an Employment Agreement with Mr. LeSueur in connection with his appointment (the “LeSueur Agreement”). Pursuant to the terms of the LeSueur Agreement, Mr. LeSueur will receive: (i) an annual base salary of $375,000 per year; (ii) an annual cash bonus target opportunity equal to 160 percent of his base salary, subject to the attainment of certain performance goals established annually by the Board’s HRCC; and (iii) an annual long-term incentive equity award target opportunity equal to 60 percent of his base salary, subject to the attainment of certain performance goals established by the HRCC. Mr. LeSueur will also receive an integration bonus of $150,000. Mr. LeSueur will participate in the Company’s (i) Management Incentive Plan at the Tier I level; (ii) Change in Control Severance Plan; (iii) Management Severance Pay Plan at the Tier I level; (iv) equity programs; and (v) vacation and benefit plans at the same level as other senior executives. The LeSueur Agreement is effective as of January 1, 2018 and also contains customary restrictive covenants in favor of the Company. A copy of Mr. LeSueur’s Agreement is attached hereto as Exhibit 10.2 and incorporated herein by reference. Full descriptions of the Company’s benefit and compensation plans are contained in the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on April 26, 2017 and is incorporated herein by reference.

(e) On January 5, 2018, the Human Resources and Compensation Committee of the Company’s Board approved an amendment and restatement of the Company’s Management Severance Pay Plan (the “MSPP”) effective December 31, 2017. The MSPP was amended to provide that, in connection with a termination without cause, the Company may, in its discretion, pay to an Executive (as defined in the MSPP) an amount equal to the Executive’s Bonus Amount for the period in which the termination occurs subject to ordinary course adjustments and the delivery by the executive of an executed Release.

The foregoing description of the Amended and Restated Management Severance Pay Plan is qualified in its entirety by reference to the full text of the Amended and Restated Management Severance Pay Plan, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are being furnished as part of this Current Report on Form 8-K:

10.1	Employment Agreement between Heidrick & Struggles International, Inc. and Kamau Coar dated January 4, 2018.

10.2	Employment Agreement between Heidrick & Struggles International, Inc. and Andrew LeSueur dated January 9, 2018.

10.3	Heidrick & Struggles International, Inc. Management Severance Play Plan as amended and restated effective December 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEIDRICK & STRUGGLES INTERNATIONAL, INC.
(Registrant)

Date: January 10, 2018	By:	/s/ Stephen W. Beard
	Name:	Stephen W. Beard
	Title:	Executive Vice President, General Counsel and Chief Administrative Officer